SCHEDULE 14A INFORMATION
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                              (Amendment No. ____)

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[X] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            THE YACKTMAN FUNDS, INC.
                (Name of Registrant as Specified in its Charter)

                          YACKTMAN ASSET MANAGEMENT CO.
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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
                                             CONTACTS:
                                             Peter C. Harkins
                                             Mary Ellen Goodall
                                             D. F. King & Co., Inc.
                                             (212) 269-5550

FOR IMMEDIATE RELEASE

            YACKTMAN ASSET MANAGEMENT BEGINS MAILING PROXY MATERIALS

                   Lawsuit Requests Court Ratify Meeting Date

         CHICAGO, ILLINOIS, October 6, 1998 . . . Yacktman Asset Management Co. ("Yacktman"), the investment adviser to The Yacktman Funds, Inc. (the "Funds"), including The Yacktman Fund and The Yacktman Focused Fund, announced today that it has commenced mailing of proxy soliciting materials to stockholders of the Funds. As previously announced, Yacktman is soliciting proxies to remove four of the Funds' six directors, to reduce the size of the Funds' board of directors by one seat and to elect three new directors to serve with the Funds' two management directors - - Ronald W. Ball and Donald A. Yacktman - - at a special meeting of stockholders of the Funds called for November 24th, 1998 (the "Special Meeting").

         As disclosed, Mr. Yacktman called the Special Meeting in his capacity as President of the Funds and pursuant to the Funds' bylaws. Yacktman maintains that removal of the four directors - - Jon D. Carlson, Stanislaw Maliszewski, Thomas R. Hanson and Stephen E. Upton (collectively, the "Carlson/Maliszewski Directors"), is necessitated by, among other things, a basic disagreement over investment style.

         At a board meeting on September 22 - - eight days after the call for the Special Meeting - - the Carlson/Maliszewski Directors voted to remove Mr. Yacktman as President and Mr. Ball as Secretary of the Funds, appointing one of their own members - - Jon Carlson - - President, Secretary and Treasurer of the Funds.

                                 (M O R E . . .)

Yacktman Asset Management
October 6, 1998
Page 2

         At the same board meeting, the Carlson/Maliszewski Directors voted to rescind the call for the special meeting. If successful, the Carlson/Maliszewski Directors would preclude stockholder action on the Yacktman proposals at the Special Meeting.

                         Lawsuit Filed In Maryland Court

         Yacktman also announced today that it has filed a complaint with the Circuit Court for Baltimore City in Maryland, the Funds' state of incorporation. The lawsuit requests, among other things, that the Court order the Funds to hold the Special Meeting on its originally scheduled date.

         In its complaint, Yacktman cites supporting Maryland law and a New York precedent, Republic Corp. vs. Carter, where the Court concluded that an issuer's board of directors could not directly cancel a special meeting of stockholders called by the issuer's president pursuant to the issuer's by-laws merely by replacing the president. In that case, the court ruled that, "[i]f the by-law gave the president the right to call a special meeting - a call immune to assault by the board of directors - it must follow that the board could not, by discharging the president and electing a new one, do indirectly what it could not do directly."

              Yacktman Responds to Carlson/Maliszewski Allegations

         Commenting on allegations of wrongdoing recently publicized by the Carlson/Maliszewski Directors, Mr. Yacktman, who remains a director of the Funds and who continues to manage both the Yacktman Fund and the Yacktman Focused Fund, said, "Rather than allow the Funds' stockholders an opportunity to decide their fate, the Carlson/Maliszewski Directors instead have embarked on their own "scorched-earth" strategy by attempting to cancel the Special Meeting and publicizing a series of misleading allegations raised in the form of mere "questions" regarding, among other things, Yacktman's investment technique, use of derivatives, adherence to the Funds' Code of Ethics and management of the Funds' portfolios by persons other than those named in the prospectus for the Funds. I believe the Carlson/Maliszewski Directors have no basis for implying improprieties by Yacktman. I also believe they have publicized their "questions" in an ill-conceived attempt to deflect attention from their own continuing misconduct.
                                (M O R E . . . )

Yacktman Asset Management
October 6, 1998
Page 3

         "I can only conclude that they are hoping to scare investors out of the Funds. If that is their objective, it won't work because our investors and their financial advisors aren't so easily fooled.

         "For the record, the Funds are managed only by me, and Yacktman's investment objective, strategy and style remain unchanged. The Yacktman Fund does not trade in derivatives and The Yacktman Focused Fund's derivative trading, which is limited to exchange-listed put options on specific stocks, was approved unanimously by the Funds' board of directors, including the Carlson/Maliszewski Directors.

         "An alleged breach of the Funds' Code of Ethics occurred when a relatively small private company of which I was a director became a public company, thereby triggering an implied prohibition against the Funds' employees serving as directors on public company boards. We resolved our disagreement with the Carlson/Maliszewski Directors regarding this matter long before I announced my intention to solicit votes for the removal of the Carlson/Maliszewski Directors, and the Funds never invested in the company in question."

         Yacktman concluded, "Unlike the Carlson/Maliszewski Directors, I have added a significant sum of my own money to the substantial investment I've already made in the Funds. Under the circumstances, to imply that I would do anything to undermine the value of the Funds is, in my opinion, absurd.

         "As indicated in our proxy soliciting materials, for some time, I've been troubled by actions of the Carlson/Maliszewski Directors. Their response to our solicitation has only increased my resolve to ensure that the Funds' stockholders be allowed an opportunity to elect new directors. For this reason, among others, we are looking forward to the Special Meeting."

         The entire cost of Yacktman's solicitation, including litigation expenses, is being paid by Yacktman and not by the Funds.

                                      # # #

Yacktman Asset Management
October 6, 1998
Page 4

         In addition to Yacktman, the following persons are participants in the solicitation of proxies by Yacktman: Ronald W. Ball, Bruce B. Bingham, Albert J. Malwitz, George J. Stevenson, III and Donald Yacktman. Yacktman and Donald Yacktman, as Yacktman's sole stockholder, have a financial interest in the outcome of the proposals to be voted on at the Special Meeting because Yacktman has advisory agreements with the Funds pursuant to which it provides investment advisory services to the Funds and receives fees as compensation for such services. Because each advisory agreement may be terminated at any time without payment of any penalty by Yacktman's Board of Directors, there can be no assurance the Board of Directors will not terminate the advisory agreements if the proposals to be voted on at the Special Meeting are not approved. Other than directorships contemplated by Yacktman's proposals for the three nominees, none of the participants in the solicitation of proxies has any arrangement or understanding with any person with respect to any future employment by the Funds or with respect to any future transactions to which the Funds will or may be a party.

         The following table shows, as of August 1, 1998 (except as otherwise noted), the shares of The Yacktman Fund and The Yacktman Focused Fund beneficially owned by the participants in the solicitation of proxies by Yacktman.

                                      Amount and Nature of Beneficial Ownership
Name of Beneficial Owner            The Yacktman Fund  The Yacktman Focused Fund
------------------------            -----------------  -------------------------
Ronald W. Ball ...................      7,061.00           10,835.00
Bruce B. Bingham .................      6,141.47(1)             0.00
Albert J. Malwitz ................     69,025.69(2)           505.19
George J. Stevenson, III .........      1,136.00(3)         1,401.00(3)
Donald A. Yacktman ...............    121,990.31(4)       199,348.42(4)
Yacktman Asset Management Co. ....     15,539.53                0.00
-----------------

(1)  Reflects shares of The Yacktman Fund owned by Bruce Bingham's spouse.

(2) Consists of shares of The Yacktman Fund held by Albert Malwitz as custodian for his child.

(3) Includes 1,136.00 shares of The Yacktman Fund and 1,401.00 shares of The Yacktman Focused Fund held by the Stevenson & Company Profit Sharing Trust, of which George Stevenson is a trustee and participant.

(4) Includes 2,588.79 shares of The Yacktman Fund and 103,181.46 shares of The Yacktman Focused Fund owned by Donald Yacktman's spouse and 10,489.08 shares of The Yacktman Fund held by Donald Yacktman's spouse as custodian for their children. Includes 94,161.96 shares of The Yacktman Focused Fund purchased on August 27, 1998.

         This press release does not constitute a solicitation of proxies for any meeting of the Funds' stockholders. Such solicitation is being made only pursuant to proxy materials complying with the requirements of Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.